                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                        AMERICAN COIN MERCHANDISING, INC.
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                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

1.       Title of each class of securities to which transaction applies:


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2.       Aggregate number of securities to which transaction applies:


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3.       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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4.       Proposed maximum aggregate value of transaction:


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5.       Total fee paid:



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[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.       Amount Previously Paid:

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7.       Form, Schedule or Registration Statement No.:

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8.       Filing Party:

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9.       Date Filed:

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

                        AMERICAN COIN MERCHANDISING, INC.
                               5660 CENTRAL AVENUE
                                BOULDER, CO 80301

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD ON MAY 9, 2000


TO THE STOCKHOLDERS OF AMERICAN COIN MERCHANDISING, INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of American Coin Merchandising, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 9, 2000 at 2:00 p.m. local time at the principal offices of the Company located at 5660 Central Avenue, Boulder, Colorado 80301, for the following purposes:

      1. To elect directors to serve for the ensuing year and until their successors are elected.

      2. To ratify the selection of KPMG LLP as independent auditors of the Company for its fiscal year ending December 31, 2000.

      3. To amend the Company's 1995 Non-Employee Director Stock Option Plan to approve an increase in the aggregate number of shares of Common Stock reserved for issuance under such plan from 100,000 to 200,000 shares.

      4. To approve the adoption of the Company's Employee Stock Purchase Plan and approve the reservation of 200,000 shares of Common Stock for issuance under such plan.

      5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      The Board of Directors has fixed the close of business on March 28, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                       By Order of the Board of Directors

                                       /s/ W. John Cash


                                       W. John Cash
                                       Secretary


Boulder, Colorado
April 7, 2000



      ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                        AMERICAN COIN MERCHANDISING, INC.
                               5660 CENTRAL AVENUE
                                BOULDER, CO 80301

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                   MAY 9, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

      The enclosed proxy is solicited on behalf of the Board of Directors of American Coin Merchandising, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 9, 2000, at 2:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the principal offices of the Company located at 5660 Central Avenue, Boulder, Colorado 80301. The Company intends to mail this proxy statement and accompanying proxy card on or about April 7, 2000 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

      The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

      Only holders of record of Common Stock at the close of business on March 28, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 28, 2000 the Company had outstanding and entitled to vote 6,480,194 shares of Common Stock.

      Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

      All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 5660 Central Avenue, Boulder, CO 80301, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

      Proposals of stockholders that are intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company not later than December 7, 2000 in order to be included in the proxy statement and proxy relating to that Annual Meeting. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is December 7, 2000.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      There are six nominees for the seven Board positions presently authorized in the Company's By-laws. There is one vacancy on the Board. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company. Other than Mr. Bruce W. Krysiak, all have been elected by the stockholders.

      Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

NOMINEES

      The names of the nominees and certain information about them are set forth below:

                                                                            PRINCIPAL OCCUPATION/
                    NAME                       AGE                     POSITION HELD WITH THE COMPANY
                    ----                       ---                     ------------------------------
       John A. Sullivan (1) (2)..............  45    Director of Research and Investments, Relational Investors, LLC,
                                                         Chairman of the Board of Directors

       Randall J. Fagundo....................  40    President, Chief Executive Officer and Director

       Richard D. Jones......................  58    President, T.R. Baron & Associates, Inc. and Director

       J. Gregory Theisen....................  54    Vice President, Lorac, Inc. and Director

       Bruce W. Krysiak (1) (2)..............  49.   Chairman, EDABB, Inc. and Executive Partner, Arena Capital
                                                         Partners, LLC and Director

       Richard P. Bermingham (1) (2).........  60    Chief Executive Officer, American Holdings Group, Inc. and
                                                         Director

----------
(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.

      John A. Sullivan has served as Chairman of the Board since April 1999 and a director since October 1995. Mr. Sullivan has been employed by Relational Investors, LLC, an investment management firm, since March 1998 and has been the Director of Research and Investments since December of 1998. Mr. Sullivan also served as a Senior Vice President of The Seidler Companies Incorporated ("Seidler"), the underwriter of the Company's initial public offering, from August 1993 to April 1996. Mr. Sullivan also serves as a director of the Farr Company (NASDAQ:FARC) a provider of filters and filtrations products and services.

      Randall J. Fagundo, a co-founder of the Company, has served as President and Chief Executive Officer since June 1999 and served as Senior Vice President and Chief Operating Officer from January 1999 to June 1999. Mr. Fagundo served as Secretary from May 1991 to June 1999 and as a director since August 1988. Mr. Fagundo served as Vice President of Operations from May 1991 to January 1999.

      Richard D. Jones, a co-founder of the Company, has served as a director since August 1988 and served as Chairman of the Board from August 1988 to July 1995 and as President of the Company from August 1988 to April 1991. Mr. Jones has served as President of T.R. Baron & Associates, Inc., a marketing and consulting business, since May 1975.

      J. Gregory Theisen, a co-founder of the Company, has served as a director since August 1988. Mr. Theisen has served as a Vice President of Lorac, Inc., an investment consulting company, since December 1989. Mr. Theisen served as Vice President of the Company from August 1988 to December 1993.

      Bruce W. Krysiak, has served as a director since June 1999. Mr. Krysiak has served as Chairman of EDABB, Inc., an investment firm, for ten years and Executive Partner with Arena Capital Partners, LLC, an investment holding company, since October 1999. From April 1998 to March 1999, Mr. Krysiak served as the President, Chief Operating Officer and a director of Toys "R" Us, Inc., (NYSE:TOY), a toy retailing company. From January 1997 until April 1998, Mr. Krysiak served as the President and Chief Operating Officer of Dollar General Corporation, (NYSE:DG), a large retail merchandise company, and from April 1995 until May 1996 he served as Chief Operating Officer of the Circle K Corporation, a convenience store operator.

      Richard P. Bermingham, has served as Chief Executive Officer of American Holdings Group Inc., a golf industry manufacturer and distributor, since February 2000 and Chairman of Bermingham Investment Company from July 1997 to January 2000. From July 1994 to July 1997, he served as Vice Chairman of American Golf Corporation, a golf course management company. Mr. Bermingham also serves on the Boards of Farr Company (NASDAQ:FARC), a provider of filters and filtration products, and California Beach Restaurants, Inc. (OTCBB:CBHR), an owner and operator of restaurants.


                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

      BOARD COMMITTEES AND MEETINGS

      During the fiscal year ended December 31, 1999, the Board of Directors held seven meetings. Each director attended at least 75% of the total number of Board meetings and meetings of Board Committees on which the director served during the time they served on the Board or such committees, except Messrs. Theisen and Jones. The Board of Directors has an Audit Committee and a Compensation Committee.

      The Audit Committee is comprised of Messrs. Bermingham, Krysiak and Sullivan. The Audit Committee held two meetings during 1999. The functions performed by the Audit Committee include recommending to the Board of Directors independent auditors to serve the Company for the ensuing year, reviewing with the independent auditors and management, the scope and results of the audit, assuring that the independent auditors act independently, reviewing and approving any substantial change in the Company's accounting policies and practices, reviewing with management and the independent auditors the adequacy of the Company's system of internal control and reviewing the Company's annual report.

      The Compensation Committee is comprised of Messrs. Krysiak, Bermingham and Sullivan. The Compensation Committee held one meeting during 1999. The functions performed by the Compensation Committee include reviewing and approving management's recommendations as to executive compensation and reviewing, approving and administering the Company's executive compensation and stock option plans.

                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors has selected KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company's financial statements since December 31, 1993. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Stockholder ratification of the selection of KPMG LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                                   PROPOSAL 3

        APPROVAL OF INCREASE IN NUMBER OF SHARES OF COMMON STOCK RESERVED
                       UNDER THE COMPANY'S DIRECTORS' PLAN

      In July 1995, the Board of Directors adopted, and the stockholders subsequently approved, the 1995 Non-Employee Director Stock Option Plan (the "Directors' Plan"). In November 1997, the Stockholders approved an increase in the number of shares authorized for issuance under the Directors' Plan from an aggregate of 42,000 shares to an aggregate of 100,000. At March 28, 2000, the Company had options outstanding to purchase 75,000 shares of Common Stock under the Directors' Plan.

      In March 2000, the Board approved amendments to the Directors' Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the Directors' Plan from an aggregate of 100,000 shares to an aggregate of 200,000 shares.

      The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting is required to approve this increase in number of shares of Common Stock reserved under the Company's Directors' Plan.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

The essential features of the Director's Plan are outlined below.

GENERAL

      Options granted under the Directors' Plan are not intended to qualify as incentive stock options, as defined under Section 422 of the Code. See "Tax Information" below for a discussion of the tax treatment of nonstatutory stock options.

PURPOSE

      The purpose of the Directors' Plan is to retain the services of persons now serving as Non-Employee Directors of the Company (as defined below), to attract and retain the services of persons capable of serving on the Board of Directors of the Company and to provide incentives for such persons to exert maximum efforts to promote the success of the Company.

ADMINISTRATION

      The Directors' Plan is administered by the Board of Directors of the Company. The Board of Directors has the final power to construe and interpret the Directors' Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board of Directors is authorized to delegate administration of the Directors' Plan to a committee of not less than two members of the Board.

ELIGIBILITY

      The Directors' Plan provides that options may be granted only to Non-Employee Directors of the Company. A "Non-Employee Director" is defined in the Directors' Plan as a director of the Company or its affiliates who is not otherwise and has not within the past three years been an employee of or consultant to the Company or any affiliate. Five of the Company's six current Directors are eligible to participate in the Directors' Plan.

      Each person who becomes a Non-Employee Director of the Company shall, upon the date of initial election to be a Non-Employee Director, be granted an option to purchase 15,000 shares of Common Stock of the Company and an annual grant of options for 7,500 shares of Common Stock for service as a director each year after the first year.

TERMS OF OPTIONS

      Each option under the Directors' plan is subject to the following terms and conditions:

      Option Exercise. Options granted pursuant to the Directors' Plan are immediately exercisable. Options granted to directors serving as Chairman of certain Board committees become exercisable in three equal installments based upon their continuing service as Chairman of such committees.

      Options granted under the Directors' Plan may be exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company.

      Exercise Price; Payment. The exercise price of options granted under the Directors' Plan shall be equal to 100% of the fair market value of the Common Stock subject to such options on the date such option is granted. If the number of shares being purchased upon an exercise is less than 1,000 shares, the exercise price of options granted under the Directors' Plan may be paid in cash. If the number of shares being purchased upon an exercise is 1,000 or more shares, the exercise price of the options may be paid (i) in cash, (ii) by delivery of shares of Common Stock of the Company that have been held for the period required to avoid a charge to the earnings of the Company and owned free and clear of any liens, claims, encumbrances or security interests, or (iii) by a combination of the methods specified above. Any shares so surrendered shall be valued at their fair market value on the day before the date of exercise.

      Transferability; Term. Under the Directors' Plan, an option may not be transferred by the optionee, except by will or the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee.

      No option granted under the Directors' Plan is exercisable by any person after the expiration of 10 years from the date the option is granted, and each option will expire in any event three months following termination of service or twelve months in the event of an optionee's death.

      Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Directors' Plan as may be determined by the Board of Directors.

ADJUSTMENT PROVISIONS

      If there is any change in the stock subject to the Directors' Plan or subject to any option granted under the Directors' Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating, dividend, combination of shares, exchange of shares, change in corporate structure or otherwise) the Directors' Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and the class, number of shares and price per share of stock subject to such outstanding options.

      In the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger were converted by virtue of the merger into other property, or any capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, any surviving corporation shall assume any options outstanding under the Directors' Plan or shall substitute similar options for those outstanding under the Directors' Plan.

DURATION, AMENDMENT AND TERMINATION

      The Board of Directors may amend, suspend or terminate the Directors' Plan at any time or from time to time; provided, however, that the Board may not amend the Directors' Plan with respect to the amount, price or timing of grants more often than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules promulgated thereunder. No amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (i) increase the number of shares reserved for options under the Directors' Plan; (ii) modify the requirements as to eligibility for participation in the Directors' Plan (to the extent such modification requires stockholder approval in order for the Directors' Plan to comply with requirements of Rule 16b-3); or (iii) modify the Directors' Plan in any other way if such modification requires stockholder approval in order for the Directors' Plan to meet the requirements of Rule 16b-3. Unless sooner terminated, the Directors' Plan will terminate on June 30, 2005.

TAX INFORMATION

      Nonstatutory Stock Options. Nonstatutory stock options granted under the Directors' Plan generally have the following federal income tax consequences:

      There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term if the stock was held for more than eighteen months, mid-term if the stock was held for twelve to eighteen months, or short-term if the stock was held for less than twelve months. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

                                   PROPOSAL 4

         APPROVE THE ADOPTION OF COMPANY'S EMPLOYEE STOCK PURCHASE PLAN AND THE RESERVATION OF COMMON STOCK FOR ISSUANCE UNDER THE PLAN

      In June 1999, the Board of Directors (the "Board") adopted the Company's Employee Stock Purchase Plan ("Purchase Plan"), subject to stockholder approval. There are 200,000 shares of Common Stock reserved for issuance under the Purchase Plan. During 1999, 5,125 shares of Common Stock was issued pursuant to the Purchase Plan at an average price per share of $2.34.

      Stockholders are requested in this Proposal 4 to approve the Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4.

The essential features of the Purchase Plan, as amended, are outlined below:

PURPOSE

      The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company's approximately 700 employees are eligible to participate in the Purchase Plan.

      The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

ADMINISTRATION

      The Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of the Company will be eligible to participate in the Purchase Plan.

      The Board has the power, which it has not yet exercised, to delegate administration of the Purchase Plan to a committee composed of not fewer than two members of the Board. As used herein with respect to the Purchase Plan, the "Board" refers to any committee the Board appoints and to the Board.

OFFERINGS

      The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. Generally, each offering is one year long and is divided into calendar quarters "purchase periods".

ELIGIBILITY

      Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated by the Board) on the first day of an offering is eligible to participate in that offering, provided such employee has been continuously employed by the Company or the designated affiliate for at least six months preceding the first day of the offering. Officers of the Company who are "highly compensated" as defined in the Code are eligible to participate in the Purchase Plan offerings.

      However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase more than $25,000 worth of Common Stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its affiliates in any calendar year.

PARTICIPATION IN THE PLAN

      Eligible employees enroll in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to 10% of such employees' compensation (as defined) during the purchase period.

PURCHASE PRICE

      The purchase price per share at which shares of Common Stock are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on first day of the offering (July 1) or (ii) 85% of the fair market value of a share of Common Stock on the last day of the purchase period.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

      The purchase price of the shares is accumulated by payroll deductions over the offering. At any time during the offering, a participant may reduce or terminate his or her payroll deductions as the Board provides in the offering. A participant may not begin such payroll deductions after the beginning of any purchase period. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may make additional payments into such account.

PURCHASE OF STOCK

      By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares of Common Stock an employee may be granted the right to purchase and the maximum aggregate number of shares of Common Stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of Common Stock available, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See "Withdrawal" below.

WITHDRAWAL

      While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable purchase period.

      Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of Common Stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

      Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

      Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

      The Board may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, the Purchase Plan will terminate on June 30, 2009.

      The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (i) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan, or
(iii) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Securities Exchange Act, as amended, or to obtain employee stock purchase plan treatment under the Code.

      Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.

STOCK SUBJECT TO PURCHASE PLAN

      An aggregate of 200,000 shares of Common Stock is reserved for issuance under the Purchase Plan. Effective as of July 1 of each year during the term of the Purchase Plan, the shares of Common Stock available to be sold pursuant to rights granted under the Purchase Plan shall be increased to a number of shares equal to three percent (3%) of the issued and outstanding Common Stock on the date of the Annual Meeting of the Stockholders held during the preceding calendar quarter If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights again becomes available for issuance under the Purchase Plan.

FEDERAL INCOME TAX INFORMATION

      Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

      A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

      If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

      If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

      There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 28, 2000 by: (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors and nominees, (iii) each of the officers named in the executive compensation table, and (iv) all directors and executive officers of the Company as a group.

                                                                                          NUMBER OF
                                                                                           SHARES            PERCENT
                                                                                        BENEFICIALLY       BENEFICIALLY
           NAME OF BENEFICIAL OWNER                                                       OWNED (1)         OWNED (1)
           ------------------------                                                    ----------------   ---------------
Merrill Lynch Asset Management Group (2)...............................................     571,200            8.81%
   800 Scudders Mill Road
   Plainsboro, NJ 08536
Richard D. and Melinda K. Jones (3)....................................................     546,123            8.42
   5660 Central Avenue
   Boulder, CO 80301
J. Gregory Theisen (4).................................................................     521,123            8.03
   5660 Central Avenue
   Boulder, CO 80301
SAFECO Asset Management Company (5)....................................................     518,200            8.00
   601 Union Street
   Seattle, WA 98101
Goldman Sachs Asset Management (6).....................................................     481,800            7.43
   85 Broad Street
   New York, NY 10004
Jerome M. Lapin (7)....................................................................     465,932            7.19
   5660 Central Avenue
   Boulder, CO 80301
Frontier Capital Management Co. Inc. (8)...............................................     459,070            7.08
   99 Summer Street
   Boston, MA 02110
Randall J. Fagundo (9).................................................................     389,091            5.94
   5660 Central Avenue
   Boulder, CO 80301
W. John Cash (10)......................................................................      81,000             *
John A. Sullivan (11)..................................................................      35,500             *
Richard P. Bermingham (12).............................................................      33,000             *
Bruce W. Krysiak (13)..................................................................      15,000             *
All directors and executive officers as a group (8 persons) (3), (4), (7) and
(9)-(13)...............................................................................   2,086,769           31.15%

----------------------
*    Less than one percent.

(1) Percentage of beneficial ownership is based on 6,480,194 shares of Common Stock outstanding as of March 28, 2000. Beneficial ownership is determined in accordance with the rules of Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of March 28, 2000, are deemed outstanding for computing the percentage of the person or entity holding such securities, but not outstanding for computing the percentage of any other person or entity.

     Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Merrill Lynch & Co., Inc. ("ML&Co."), Hotchkiss and Wiley SmallCap Fund, Inc. and Merrill Lynch Asset Management Group ("AMG") have together filed a
     Schedule 13G pursuant to which they report sole or shared voting and dispositive power over 571,200 shares owned. ML&Co. is a parent holding company. AMG is an operating division of ML&Co. consisting of ML&Co.'s indirectly owned asset management subsidiaries, including Merrill Lynch Asset Management, L.P., doing business as Merrill Lynch Asset Management ("MLAM") which is comprised of the Merrill Lynch Capital Management Group and the divisions of Hotchkiss and Wiley. MLAM is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, which acts as investment adviser to various investment companies registered under
     Section 8 of the Investment Company Act of 1940. The investment advisers that comprise AMG exercise voting and investment power over portfolio securities independently from other direct and indirect subsidiaries of ML&Co. and may therefore be deemed the beneficial owner of such securities.

(3) Includes (i) 15,000 shares held by the Jones Family Charitable Trust Number 1, (ii) 293,080 shares held by Mrs. Jones Revocable Living Trust, (iii) 188,079 shares held by Richard D. Jones Revocable Living Trust, (iv) 42,464 shares held by T.R. Baron and Associates, Inc. Profit Sharing Pension Plan 1/1/98, of which Mr. Jones is the Trustee, and (v) options to purchase 7,500 shares of Common Stock granted under the Directors' Plan which are exercisable within 60 days of March 28, 2000.

(4) Includes (i) 12,464 shares held by Colorado Coin Company Defined Benefit Keogh Plan of which Mr. Theisen is the Trustee, and (ii) options to purchase 7,500 shares of Common Stock granted under the Directors' Plan which are exercisable within 60 days of March 28, 2000.

(5) SAFECO Asset Management Company is a subsidiary of SAFECO Corporation and holds 518,200 shares on behalf of its clients, including SAFECO Common Stock Trust, which holds 356,900 shares. SAFECO Asset Management Company disclaims beneficial ownership of all shares held by SAFECO Common Stock Trust.

(6) Goldman Sachs Asset Management is a separate operating division of Goldman, Sachs & Co. and disclaims beneficial ownership of all shares held.

(7) Includes 460,932 shares of Common Stock held jointly with Mr. Lapin's spouse.

(8) Frontier Capital Management Co. Inc. is a registered investment adviser under the Investment Advisors Act of 1940 and may be deemed to be the beneficial owner of the securities by virtue of its acting as investment advisor to one or more institutions and individuals.

(9) Includes options to purchase 75,000 shares of Common Stock exercisable within 60 days of March 28, 2000.

(10) Includes options to purchase 80,000 shares of Common Stock exercisable within 60 days of March 28, 2000.

(11) Includes options to purchase 18,000 shares of Common Stock granted under the Directors' Plan which are exercisable within 60 days of March 28, 2000.

(12) Includes options to purchase 15,000 shares of Common Stock granted under the Directors' Plan which are exercisable within 60 days of March 28, 2000.

(13) Consists of options to purchase Common Stock granted under the Directors' Plan which are exercisable within 60 days of March 28, 2000.

COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16(a)

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except for Richard D. Jones who failed to file a timely Form 4 related to the sale of 1,000 shares of common stock.

                                   MANAGEMENT
EXECUTIVE OFFICERS

      The following table sets forth certain information concerning the executive officers of the Company as of March 28, 2000:

                                                                                  PRINCIPAL OCCUPATION
                      NAME                         AGE                       POSITION HELD WITH THE COMPANY
                      ----                         ---                       ------------------------------
         Randall J. Fagundo.......................  40    President, Chief Executive Officer and Director
         W. John Cash.............................  52    Senior Vice President, Chief Financial Officer, Treasurer and
                                                               Secretary
         Robert A. Kaslon.........................  35    Senior Vice President of Merchandising

      W. John Cash has served as Senior Vice President since January 1999, Secretary since June 1999 and Chief Financial Officer since July 1995. Prior to joining the Company he was Vice President and Chief Financial Officer of Kasler Holding Company, a diversified construction company, from May 1991 to March 1995. From July 1984 to April 1991, Mr. Cash served as a partner of KPMG Peat Marwick LLP.

      Robert A. Kaslon has served as a Senior Vice President since May 1999. Mr. Kaslon served as Vice President of Operations from May 1997 to May 1999. From May 1994 to May 1997 Mr. Kaslon served as Director of Operations and Franchisee Relations.

      See "Proposal 1--Election of Directors" for Mr. Fagundo's biography.

                             EXECUTIVE COMPENSATION
COMPENSATION OF DIRECTORS

      Each non-employee director of the Company receives $8,000 of annual cash compensation, an initial grant of 15,000 shares of Common Stock upon election to the Board of Directors and an annual grant of options for 7,500 shares of Common Stock for service as a director each year after the first year of election. All non-employee directors also receive reimbursement for their reasonable out-of-pocket expenses related to attendance at Board meetings. In the fiscal year ended December 31, 1999, the total compensation paid to non-employee directors was $22,500.

      Each non-employee director of the Company is eligible to receive stock option grants under the 1995 Non-Employee Director Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Code) are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

      During 1999, the Company granted 52,500 options to non-employee directors of the Company. As of March 28, 2000, no options had been exercised under the Directors' Plan.

COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

      The following table shows for the fiscal years ended December 31, 1999, 1998 and 1997, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its two other most highly compensated executive officers for the year ended December 31, 1999 (the "Named Executive Officers"):

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                              ANNUAL                   AWARDS
                                                           COMPENSATION             ------------
                                                      ----------------------         SECURITIES
                                                      SALARY          BONUS          UNDERLYING          ALL OTHER
      NAME OF PRINCIPAL POSITION           YEAR       ($)(1)         ($)(2)           OPTIONS         COMPENSATION(3)
      --------------------------                      ------         -------         ----------       ---------------
Randall J. Fagundo.......................  1999       138,533           --             150,000              9,977
  President and Chief Executive            1998       134,002         16,664             --                14,411
  Officer                                  1997       125,547           --               --                10,779

W. John Cash.............................  1999       138,533           --               --                 7,045
  Senior Vice President, Chief             1998       134,002         16,664             --                12,791
  Financial Officer, Treasurer and         1997       125,547           --             100,000             10,025
  Secretary

Jerome M. Lapin(4).......................  1999       211,250         60,000             --                13,598
  Retired President and Chief              1998       196,250         26,211             --                12,395
  Executive Officer                        1997       178,750           --               --                10,351

----------

(1) Includes amounts deferred pursuant to Section 401(k) and 125 of the Internal Revenue Code of 1986, as amended.

(2)  Represents bonuses earned in 1997 but not determinable until 1998.

(3) Includes value of Company provided automobile, health insurance premiums paid by the Company and funds contributed by the Company as matching contributions to the Named Executive Officers' 401(k) Plan account.

(4) See "--Management Transition Agreement, Voting Agreement and Stock Restriction Agreement."

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

      The Company grants options to its executive officers under its Amended and Restated Stock Option Plan (the "Option Plan"). As of March 28, 2000, options to purchase a total of 679,417 shares were outstanding under the Plans and options to purchase 720,583 shares remained available for grant thereunder.

      The following table shows for the fiscal year ended December 31, 1999 certain information regarding options granted to each of the Named Executive
Officers:

                                               NUMBER OF       % OF TOTAL
                                              SECURITIES         OPTIONS
                                              UNDERLYING       GRANTED TO        EXERCISE OR                   GRANT DATE
                                                OPTIONS         EMPLOYEES        BASE PRICE    EXPIRATION    PRESENT VALUE
                    NAME                      GRANTED(#)    IN FISCAL 1999(1)     ($/SHARE)       DATE       ($/SHARE)(2)
                    ----                      -----------   ------------------   -----------   ----------    -------------
Randall J. Fagundo.........................     150,000           58.59%             $5.00        8/16/09         $3.48
W. John Cash...............................       --                --                --            --              --

---------------
(1) Based upon 256,000 options to purchase shares of Common Stock granted in fiscal 1999.

(2) The per share value is based on a Black-Scholes option pricing model. The calculation included the following assumptions: estimated volatility of 73% (based on historical stock prices); risk-free interest rate of 6.4% (based on returns available through U.S. Treasury bonds); no dividend yield; and an expected life of 6 years. Option values are dependent on general market conditions and the performance of the Common Stock. There can be no assurance that the values in this table will be realized.

     AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

      The following table shows for the fiscal year ended December 31, 1999 certain information regarding options exercised and held at year-end by the Named Executive Officers:

                                                                                    NUMBER OF
                                                                                   SECURITIES            VALUE OF
                                                                                   UNDERLYING           UNEXERCISED
                                                                                   UNEXERCISED         IN-THE-MONEY
                                                                                     OPTIONS            OPTIONS AT
                                                SHARES                             AT 12/31/99           12/31/99
                                               ACQUIRED           VALUE           EXERCISABLE/         EXERCISABLE/
                  NAME                      ON EXERCISE(#)   REALIZED($)(1)     UNEXERCISABLE(#)    UNEXERCISABLE($)(2)
                  ----                     ---------------  ---------------   ------------------    -------------------
Randall J. Fagundo........................       --                --            75,000/75,000            -- /--
W. John Cash..............................       --                --            80,000/40,000            -- /--

---------------
(1) Based on the fair market value of the Common Stock as of the date of exercise, minus the exercise price, multiplied by the number of shares acquired.

(2) Based on the fair market value of the Common Stock as of December 31, 1999 of $2.75 per share, minus the exercise price of "in-the-money" unexercised options, multiplied by the number of shares represented by such options.

EMPLOYMENT AGREEMENT

      The Company entered into an employment agreement with Randall J. Fagundo ("Executive") as of June 25, 1999 (the "Employment Agreement"). The Employment Agreement with Mr. Fagundo provides that he will receive an annual salary of $200,000 as of July 1, 1999. The Employment Agreement also provides that Executive is entitled to (i) participate in any employee benefits plans the Company makes available to its other employees, (ii) four weeks vacation, and
(iii) automobile allowance for leasing a motor vehicle. The Employment Agreement also provides that the Company could terminate the Executive's employment at any time for cause and with 60 days' written notice without cause. If the Executive is terminated without cause, the Company would have been obligated to pay the Executive's salary for the greater of 18 months after the date of termination or the remaining term of the Employment Agreement. The Employment Agreement also contains confidentiality and noncompete provisions which prohibit the Executive from soliciting employees of the Company, engaging in business similar to the Company's or disclosing confidential information for a period of one year after the termination of the Executive's employment with the Company.

MANAGEMENT TRANSITION AGREEMENT, VOTING AGREEMENT AND STOCK RESTRICTION
AGREEMENT

     In 1999, the Company entered into a management transition agreement with Jerome M. Lapin (the "Management Transition Agreement"), which took effect upon Mr. Lapin's resignation as Chairman of the Board of Directors of the Company in January 1999. The Management Transition Agreement provides for Mr. Lapin to serve as a consultant to the Company through December 31, 2000 (the "Consulting Period") for which he will be paid a salary equal to $215,000 per year. During the Consulting Period and through the end of the lease term, the Company has agreed to continue to make all lease and insurance payments on Mr. Lapin's automobile and to purchase such automobile and transfer title to Mr. Lapin as additional compensation at the end of the lease term. During the Consulting Period, Mr. Lapin has agreed to render services to the Company equal to approximately 40 hours per month.

      The Management Transition Agreement may be terminated by the Company for cause at any time at which time the Company's obligations under the agreement will cease and Mr. Lapin will not be entitled to any further compensation or benefits. The Management Transition Agreement contains confidentiality and noncompete provisions which prohibit Mr. Lapin from directly or indirectly (i) soliciting or accepting any business in the amusement vending machine business or industry, (ii) requesting any customer of the Company to not continue business with the Company, (iii) disclosing the names of any customers of the Company, (iv) establishing or providing any assistance to any enterprise competitive with any business that is conducted at any time prior to or during the Consulting Period by the Company in the Industry and the Territory, or (v) soliciting any employee, consultant, or independent contractor of the Company for a period of three years after the end of the Consulting Period.

      The Company also has entered into a Voting Agreement with Mr. Lapin whereby Mr. Lapin has agreed that at any annual or special meeting of the stockholders of the Company, the shares of Common Stock held by Mr. Lapin will be voted by Randall J. Fagundo, President and Chief Executive Officer of the Company, as Trustee, as directed by a majority of the Directors of the Company (other than Mr. Lapin). Additionally, the Company entered into a Stock Restriction Agreement with Mr. Lapin whereby Mr. Lapin has agreed that, until the termination date of the Management Transition Agreement, he will not sell or otherwise transfer any shares of common stock of the Company held by him without the prior consent of the Company.

                    REPORT OF THE COMPENSATION COMMITTEE (1)

THE COMPENSATION COMMITTEE

    The Compensation Committee's stated purpose is to review and recommend to the Board the compensation, stock options and employment benefits of all officers of the Company, administer the Company's Amended and Restated Stock Option Plan, fix the terms of other employee benefit arrangements and make awards under such arrangements. The Compensation Committee is composed of three directors, all of whom have never served as an officer of the Company. The following is a summary of polices of the Compensation Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

      General Compensation Policy. The Compensation Committee's overall policies with respect to executive officers is to offer competitive compensation opportunities for such persons based upon their position and personal performance, the financial performance of the Company and their contribution to that performance. Each executive officer's compensation package is comprised of two elements: (i) base salary that reflects individual performance and is designed primarily to be competitive with salary levels in similar profitable size businesses and (ii) stock-based awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders.

      Factors. Several important factors, such as revenue growth and profitability were considered in establishing the components of each executive officer's compensation package for the 1999 fiscal year are summarized below. Additional factors were taken into account to a lesser degree. The Compensation Committee may, in its sole discretion, apply entirely different factors, such as different measures of financial performance, for future fiscal years. However, it is presently contemplated that all compensation decisions will be designed to further the overall compensation policy described above.

      Stock-Based Incentive Compensation. The Company adopted the Amended and Restated Stock Option Plan (the "Option Plan") in order to provide equity based performance incentives to its employees. The Option Plan authorizes the Company to award incentive stock options and nonqualified stock options to purchase Common Stock to officers and other employees of the Company. The purpose of the Option Plan is to attract, retain and motivate officers and employees. Stock options may be exercised at a purchase price as recommended by the Compensation Committee and determined by the Board of Directors, provided that the exercise price per share under the Option Plan shall be an amount not less than 100% of the fair market value on the date of grant for incentive stock options and not less than 85% of the fair market value on the date of grant for nonqualified stock options. Options granted to beneficial owners of 10% or more of the Company's outstanding shares shall not be granted at less than 110% of fair market value. The grants are designed to align the interests of the optionees with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business, even though certain executive officers of the Company are already significant shareholders of the Company (see "Security Ownership of Certain Beneficial Owners and Management"). Moreover, the long-term vesting schedules encourage a long-term commitment to the Company by its executive officers and other optionees. The size of the option grant to each optionee is set at a level that the Compensation Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but also takes into account the individual's potential for future responsibility and promotion over the option vesting period, and the individual's performance in recent periods. The Compensation Committee periodically reviews the number of shares owned by, or subject to options held by, each executive officer, and additional awards are considered based upon past performance of the executive officer.

CHIEF EXECUTIVE OFFICER

      In fiscal 1999, Randall J. Fagundo, was promoted to President and Chief Executive Officer of the Company received total cash payments of $138,533 in salary. The Compensation Committee notes that during the senior management transition the Company under the leadership of Mr. Fagundo produced significant growth in revenue during the period. See "Employment Agreement" for Mr. Fagundo's current compensation arrangement with the Company. The Compensation Committee considers this level of compensation appropriate in light of Mr. Fagundo's leadership of a growth-oriented company, which has experienced significant increases in fiscal 1999 revenue of 23.3%, as compared to fiscal 1998.

LIMITATION ON DEDUCTIBILITY

      The Compensation Committee has reviewed the Company's informal compensation policies in light of amendments to the Internal Revenue Code enacted during 1993 that generally limit deductions for compensation paid to certain executive officers to $1,000,000 per annum (certain performance based compensation is not subject to that limit). At present levels of compensation, these amendments do not limit the deductions to which the Company is entitled and the Compensation Committee has therefore concluded that no changes in the Company's compensation policies as a result of these amendments are appropriate.

SUMMARY

      The Compensation Committee believes that the compensation programs of the Company and the administration of those programs well serve the interest of the Company's stockholders. These programs allow the Company to attract, retain and motivate exceptional management talent and to compensate executives in a manner that reflects their contributions to both the short and long-term performance of the Company. The Company intends to continue to emphasize programs that it believes positively affect shareholder value.

----------

(1) Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act that might incorporate future filings by reference, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and the Performance Graph shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material under the Securities Act or the Exchange Act.

                         COMPENSATION COMMITTEE MEMBERS
          BRUCE W. KRYSIAK, RICHARD P. BERMINGHAM AND JOHN A. SULLIVAN

PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return on the Company's Common Stock from October 13, 1995 (the date the Company became a public company) until December 31, 1999, with the cumulative total return of the NASDAQ Stock Market index and the Russell 2000 index. The graph assumes the investment of $100 in the Company's Common Stock and in each of the indexes on October 16, 1995 and reinvestment of all dividends. The initial public offering price of the Company's Common Stock was $7 per share.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                     FOR THE PERIOD ENDED DECEMBER 31, 1999

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                                                            AMCN
                                                  Cumulative Total Return
                                                  10/16/95        12/95         12/96        12/97        12/98       12/99
                                                  --------        -----         -----        -----        -----       -----
American Coin Merchandising, Inc.................     100             88           71          252            84        39
NASDAQ Stock Market (U.S.).......................     100            101          125          153           215       388
Russell 2000.....................................     100            103          125          165           154       152

Cumulative Total Return*
   American Coin Merchandising, Inc........................................................................           39
   NASDAQ Stock Market (U.S.)..............................................................................          388
   Russell 2000............................................................................................          152

o Annual return assumes reinvestment of dividends. There were no dividends paid by the company during the period presented. Cumulative total return assumes an initial investment of $100 on October 16, 1995.

                                  OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                       By Order of the Board of Directors

                                       /s/ W. John Cash


                                       W. John Cash
                                       Secretary

Boulder, Colorado
April 7, 2000

                       AMERICAN COIN MERCHANDISING, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                              TUESDAY, MAY 9, 2000
                                2:00 P.M. (MST)

                       AMERICAN COIN MERCHANDISING, INC.
                              5660 CENTRAL AVENUE
                               BOULDER, CO 80301






AMERICAN COIN MERCHANDISING, INC.
5660 CENTRAL AVENUE, BOULDER, CO. 80301                                   PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 9, 2000.

The shares of stock you hold in your account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3, AND 4.

By signing the proxy, you revoke all prior proxies and appoint John A. Sullivan and W. John Cash, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.






                      See reverse for voting instructions.

                             * Please detach here *

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, AND 4.

1.    Election of directors:    01  John A. Sullivan    04  J. Gregory Theisen       [ ] Vote FOR           [ ] Vote WITHHELD
                                02  Randall J. Fagundo  05  Bruce W. Krysiak             all nominees           from all nominees
                                03  Richard D. Jones    06  Richard P. Bermingham        (except as marked)

    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,         [                                      ]
    WRITE THE NUMBER(S) IN THE BOX PROVIDED TO THE RIGHT.)

2.      To ratify and approve the appointment of KPMG LLP, independent auditors
        of the Company for its fiscal year ending December 31, 2000.                [ ]  For    [ ]  Against   [ ]  Abstain

3.      To amend the Company's 1995 Non-Employee Director Stock Option Plan to
        approve an increase in the aggregate number of shares of Common Stock
        reserved for issuance under such plan from 100,000 to 200,000 shares.       [ ]  For    [ ]  Against   [ ]  Abstain

4.      To approve the adoption of the Company's Employee Stock Purchase Plan and approve the reservation of 200,000 shares of Common Stock for issuance
        under the plan.                                                             [ ]  For    [ ]  Against   [ ]  Abstain

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED
    FOR EACH PROPOSAL.

    Address Change? Mark Box  [ ]
    Indicate changes below:                                                         Date
                                                                                        -----------------------------------

                                                                                    [                                      ]

                                                                                    Signature(s) in Box
                                                                                    Please sign exactly as your name(s) appear on
                                                                                    Proxy. If held in joint tenancy, all person
                                                                                    must sign. Trustees, administrators, etc.,
                                                                                    should include title and authority.
                                                                                    Corporations should provide full name of
                                                                                    corporation and title of authorized officer
                                                                                    signing the proxy.